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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to use in this Registration Statement of Il Fornaio (America) Corporation on Form S-1 of our report dated March 3, 1997, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

     /s/ DELOITTE & TOUCHE LLP
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San Francisco, California
March 18, 1997